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                                                                    Exhibit 4.16

                                MASTER AGREEMENT

                  MASTER AGREEMENT (this "Agreement"), dated as of May 5, 1997, among Franchise Finance Corporation of America, a Delaware corporation ("Franchise Finance"), Franchise Finance, as Master Servicer and Special Servicer pursuant to the P&S Agreement (as defined below) ("Servicer"), FFCA Acquisition Corporation, a Delaware corporation ("Acquisition"), FFCA Mortgage Corporation, a Delaware corporation (the "Lender" and together with Acquisition, Franchise Finance and Servicer collectively, "FFCA"), Triarc Companies, Inc., a Delaware corporation ("Triarc"), Arby's Restaurant Development Corporation, a Delaware corporation ("ARDC"), Arby's Restaurant Holding Company, a Delaware corporation ("ARHC"), Arby's Restaurant Operations Company, a Delaware corporation ("AROC"), Arby's, Inc., a Delaware corporation ("Arby's"), RTM Operating Company (f/k/a Triarc Restaurants Disposition 1, Inc.), a Delaware corporation ("RTMOC"), RTM Development Company (f/k/a Triarc Restaurants Disposition 2, Inc.), a Delaware corporation ("RTMDC"), RTM Partners, Inc., a Georgia corporation ("Holdco"), RTM Holding Company, Inc., a Georgia corporation ("Parent"), RTM Management Company, LLC, a Georgia limited liability company ("RTMM"), and RTM, Inc., a Georgia corporation ("RTM"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Documents, the Sale-Leaseback Documents or the Pension Documents (all as defined below), as applicable. The term Loan Documents shall have the meaning ascribed thereto in the applicable Loan Agreement (as defined below).

                             PRELIMINARY STATEMENTS

                  Pursuant to the Amended and Restated Loan Agreement, dated as of October 13, 1995 and effective as of May 1, 1995, as supplemented (the "ARDC Loan Agreement"), by and between Acquisition and ARDC, Acquisition has advanced to ARDC certain mortgage loans in the original aggregate principal amount of $31,706,974 (the "ARDC Mortgage Loans") and certain equipment loans in the original aggregate principal amount of $3,042,405 (the "ARDC Equipment Loans" and together with the ARDC Mortgage Loans, collectively, the "ARDC Loans"). The ARDC Mortgage Loans are evidenced by 51 separate Notes identified on Schedule I hereto (collectively, the "ARDC Notes") and are secured by a first priority security interest in 51 related Sites identified on Schedule II hereto (the "ARDC Sites") pursuant to the several Deeds of Trust corresponding thereto (collectively, the "ARDC Deeds of Trust"). The ARDC Equipment Loans are evidenced by 16 separate Equipment Notes identified on Schedule I hereto (collectively, the "ARDC Equipment Notes") and secured by a first priority security interest in the related Equipment pursuant to the Equipment Security Agreements corresponding thereto





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(collectively, the "ARDC Equipment Security Agreements") and certain related
UCC-1 Financing Statements. The ARDC Sites are leased to AROC pursuant to a separate Lease with respect to each ARDC Site (collectively, the "ARDC Leases") and a separate Equipment Lease with respect to the Equipment at such ARDC Site (collectively, the "ARDC Equipment Leases") and managed on behalf of AROC by Arby's pursuant to the Management Agreement, dated as of May 1, 1995 (the "AROC Management Agreement"), between Arby's and ARDC. In addition, AROC and Arby's have entered into a License Agreement with respect to each ARDC Site (collectively, the "ARDC License Agreements"). AROC has collaterally assigned the ARDC License Agreements to ARDC pursuant to a Collateral Assignment of License Agreement with respect to each ARDC Site (collectively, the "AROC Collateral Assignments"), and ARDC has collaterally assigned all of its right, title and interest in and to the AROC Collateral Assignments to Acquisition pursuant to a Collateral Assignment of License Agreement with respect to each ARDC Site (the "ARDC Collateral Assignments").

                  Pursuant to the Loan Agreement, dated as of October 13, 1995, as supplemented (the "ARHC Loan Agreement"), by and between Acquisition and ARHC, Acquisition has advanced to ARHC certain mortgage loans in the original aggregate principal amount of $19,822,907 (the "ARHC Initial Mortgage Loans") and certain equipment loans in the original aggregate principal amount of $4,065,280 (the "ARHC Equipment Loans"). In addition, pursuant to the Loan Agreement, dated as of September 5, 1996 (the "1996 Loan Agreement" and together with the ARDC Loan Agreement and the ARHC Loan Agreement, collectively, the "Loan Agreements"), by and between the Lender and ARHC, the Lender has advanced to ARHC certain additional mortgage loans in the original aggregate principal amount of $1,600,000 (the "ARHC Additional Mortgage Loans" and together with the ARHC Initial Mortgage Loans, collectively the "ARHC Mortgage Loans"). The ARHC Mortgage Loans and the ARHC Equipment Loans are referred to collectively as the "ARHC Loans." The ARHC Mortgage Loans are evidenced by separate Notes identified on Schedule I hereto (the "ARHC Notes") and secured by a first priority security interest in the 30 related Sites identified on Schedule II hereto (the "ARHC Sites") pursuant to the several Deeds of Trust corresponding thereto (the "ARHC Deeds of Trust"). The ARHC Equipment Loans are evidenced by 23 separate Equipment Notes identified on Schedule I hereto (the "ARHC Equipment Notes") and secured by a first priority security interest in the related Equipment pursuant to the several Equipment Security Agreements corresponding thereto (collectively, the "ARHC Equipment Security Agreements") and certain UCC-1 Financing Statements. The ARHC Sites are managed on behalf of ARHC by Arby's pursuant to the Management Agreement, dated as of May 1, 1995, as amended (the "ARHC Management Agreement"), between Arby's and ARHC. In addition, ARHC and Arby's have entered into a License Agreement with respect to each ARHC Site (collectively, the "ARHC License Agreements"). ARHC has collaterally assigned the ARHC License Agreements to Acquisition or the Lender, as applicable, pursuant to a Collateral Assignment of License Agreement with respect to each ARHC Site





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                                                                               3

(the "ARHC Collateral Assignments"). The AROC Collateral Assignments, the ARDC Collateral Assignments and the ARHC Collateral Assignments are referred to herein collectively as the "Collateral Assignments." The Collateral Assignments have been consented to by Arby's and entitle Acquisition or the Lender, as applicable, upon an Event of Default and the exercise by Acquisition or the Lender as applicable, of its remedies under the Loan Documents, to operate such ARHC Sites and ARDC Sites as Arby's Restaurants in accordance with the terms of such License Agreements.

                  Triarc has (i) guaranteed (x) the obligations of ARHC under the Loan Documents (the "ARHC Debt Guaranties") and (y) the obligations of AROC under the ARDC Leases and the ARDC Equipment Leases (the "AROC Lease Guaranties" and together with the ARHC Debt Guaranties, collectively, the "Guaranties"), pursuant to an Unconditional Guaranty of Payment and Performance with respect to each Site and (ii) agreed to pay the royalty fees payable under the ARHC License Agreements and the ARDC License Agreements pursuant to the Amended and Restated Royalties Payment Agreement, dated as of October 13, 1995, among Triarc, Arby's and Acquisition (the "ARHC Royalties Payment Agreement"), and the Amended and Restated Royalties Payment Agreement, dated as of October 13, 1995, among Triarc, Arby's and Acquisition (the "AROC Royalties Payment Agreement"), as the case may be, in the event Acquisition or the Lender, as applicable, exercises its remedies under the Loan Documents and elects to operate the ARHC Sites or the ARDC Sites, as the case may be, as Arby's restaurants or Dual Concepts in accordance with the terms of the applicable License Agreements.

                  Effective as of June 1, 1996, Acquisition and the Lender, directly or indirectly, assigned and conveyed, inter alia, certain of the ARDC Loans, the ARHC Loans and the Pension Obligations (as defined below) and the corresponding ARDC Notes, ARHC Notes, ARDC Equipment Notes, ARHC Equipment Notes and Pension Notes (as defined below) listed on Schedule III hereto, mortgages, deeds of trust, deeds to secure debt, security agreements and similar documents securing such ARDC Loans, ARHC Loans, ARDC Notes, ARHC Notes, ARDC Equipment Notes, ARHC Equipment Notes and Pension Notes, to LaSalle National Bank, Trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1996 (the "P&S Agreement") among FFCA Secured Assets Corporation, Depositor; Franchise Finance, Master Servicer and Special Servicer; Trustee; and ABN AMRO Bank N.V., Fiscal Agent. As a result of such transfer, such ARDC Loans, ARHC Loans and certain of the Pension Loan Obligations are included in a segregated pool of assets held by a trust fund or grantor trust (collectively, the "Trust Fund") in which pass-through certificates (collectively, the "Certificates") have been issued (the "Securitization") to certain investors (the "Certificate Holders"), in multiple classes, and which evidence the entire beneficial ownership interest in the Trust Fund.

                  Franchise Finance and Acquisition are lessors under those certain leases with Arby's described on the attached Schedule IV (the "Sale-Leaseback Leases") with respect to the properties described on Schedule IV (the "Sale-Leaseback Sites").





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The Sale-Leaseback Leases were entered into by Franchise Finance, one or more of its predecessors in interest or Acquisition, as lessor, and Arby's or one or more of its predecessors in interest, as lessee, and are evidenced by certain purchase agreements or sale-leaseback agreements (the "Sale-Leaseback Agreements") and by certain memoranda of lease recorded in the applicable real property records (the "Memoranda"). The Sale-Leaseback Leases, the
Sale-Leaseback Agreements, the Memoranda and the other documents described on
Schedule IV are referred to collectively as the "Sale-Leaseback Documents"). The obligations of the lessee under the Sale-Leaseback Documents are referred to herein collectively as the "Sale-Leaseback Obligations."

                  Franchise Finance leases to Arby's certain parcels of land (the "Pension Sites") pursuant to those ground leases described on the attached
Schedule V (the "Pension Leases"). Franchise Finance holds a first priority security interest in the buildings and improvements located on the Pension Sites pursuant to those certain mortgages, deeds of trust and deeds to secure debt described on Schedule V (the "Pension Security Instruments"), which Pension Security Instruments secure certain indebtedness of Arby's to Franchise Finance evidenced by the promissory notes described on Schedule V (the "Pension Notes"). The Pension Leases, the Pension Security Instruments, the Pension Notes and the other documents described in Schedule V are referred to collectively as the "Pension Documents." The obligations of the lessee under the Pension Leases are referred to herein as the "Pension Lease Obligations." The obligations of the borrower under the Pension Notes, Pension Security Instruments and the other loan documents related thereto are referred to as the "Pension Loan Obligations." The Pension Lease Obligations and the Pension Loan Obligations are referred to herein collectively as the "Pension Obligations."

                  On February 13, 1997, Arby's, ARDC, ARHC, AROC and Holdco, and, for certain limited purposes, RTM and Triarc, entered into a Stock Purchase Agreement (the "RTM Purchase Agreement") pursuant to which ARDC, ARHC and AROC will sell (the "RTM Sale") to Holdco, and Holdco will purchase from ARDC, ARHC and AROC, all of the shares of capital stock of RTMOC and RTMDC. RTMDC's Certificate of Incorporation will contain at the RTM Closing (as defined below) substantially identical provisions as those contained in ARDC's Certificate of Incorporation.

                  In connection with, and immediately prior to, the consummation of the RTM Sale (the "RTM Closing"), subject to the execution and delivery of this Agreement by FFCA and the other parties hereto and the satisfaction or waiver of the conditions contained in Section 1 hereof, (i) ARHC will assign and convey to RTMOC all of its rights, title and interest in and to all of the Assets (as defined in the RTM Purchase Agreement), including, without limitation, the assets and properties comprising the ARHC Sites as more fully described in the RTM Purchase Agreement (the "ARHC Assets Transfer"), other than the Assets in respect of any Restaurant owned by ARHC that is subject to a ground lease for which consent to such transfer





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                                                                              5

shall not have been obtained at or prior to the RTM Closing ("Retained Restaurants"), (ii) AROC will assign and convey to RTMOC all of its rights, title and interest in and to the ARDC Leases and the ARDC Equipment Leases pertaining to the ARDC Sites (the "AROC Transfer"), (iii) ARDC will assign and convey to RTMDC all of its rights, title and interest in and to all of the Assets (as defined in the RTM Purchase Agreement), including, without limitation, the assets and properties comprising the ARDC Sites as more fully described in the RTM Purchase Agreement, including the ARDC Leases and the ARDC Equipment Leases (the "ARDC Assets Transfer"), (iv) Arby's will assign and convey all of its rights, title and interest in and to the Sale-Leaseback Sites and the Sale-Leaseback Documents to its parent, which will immediately thereafter assign and convey such rights, title and interest to ARHC or AROC, which will immediately thereafter assign and convey such rights, title and interest to RTMOC (the "Sale-Leaseback Transfer"), and (v) Arby's will assign and convey all of its rights, title and interest in and to the Pension Sites and the Pension Documents to its parent, which will immediately thereafter assign and convey such rights, title and interest to ARHC or AROC, which will immediately thereafter assign and convey such rights, title and interest to RTMOC (the "Pension Transfer"). The ARDC Assets Transfer, the ARHC Assets Transfer, the AROC Transfer, the Sale-Leaseback Transfer and the Pension Transfer are referred to collectively as the "Transfers". Title to the Retained Restaurants will not be transferred by ARHC to RTMOC but instead will be retained by ARHC, and the Retained Restaurants will be managed by RTMOC pursuant to the terms of a Managing and Operating Agreement, substantially in the form attached as Exhibit 5.8 to the RTM Purchase Agreement (the "Operating Agreement"), until such time as FFCA shall have received satisfactory evidence that all necessary landlord consents to the transfer of the Retained Restaurants have been obtained. The ARHC Loans pertaining to the Retained Restaurants are listed on Schedule VI-A hereto and are referred to herein collectively as the "Retained Restaurant Loans."

                  Simultaneously with the Transfers, subject to execution and delivery of this Agreement by FFCA and the other parties hereto and satisfaction or waiver of the conditions contained in Section 1 hereof, ARHC will assign, and RTMOC will assume, pursuant to a separate instrument for each Site, all obligations of ARHC arising and accruing from and after the date of the RTM Closing under the applicable ARHC Loans and under any of the Loan Document pertaining thereto (other than (a) all of the ARHC Retained Loans (as defined herein), except that RTMOC will assume such obligations with respect to the Assumed ARHC Retained Loan (as defined below), and (b) all of the Retained Restaurant Loans), pursuant to an instrument of assignment and assumption or such other documentation as is reasonably required by and is reasonably acceptable to FFCA and Triarc (each, an "ARHC Assignment and Assumption"), and ARHC will thereupon be released and discharged from all obligations under such ARHC Loans (other than the ARHC Retained Loans and the Retained Restaurant Loans) and the Loan Documents related thereto that arise and accrue from and after the date of RTM Closing (except that ARHC will not be released from any payment obligation under the Loan Documents





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                                                                               6

that arose or accrued and was due and payable prior to the date of the RTM Closing and any obligation for indemnification under the Loan Documents in respect of third party claims that are based on facts and circumstances occurring prior to the date of the RTM Closing) (the "ARHC Release"). The "ARHC Retained Loans" means the loans and other obligations under the Loan Documents pertaining to the ARHC Sites listed on Schedules VI-B and VI-C hereto. The ARHC Retained Loan with respect to Unit #354 located at Northwood, Ohio and listed as No. 1 on Schedule VI-C hereto is referred to as the "Assumed ARHC Retained Loan." None of the Retained Restaurant Loans are ARHC Retained Loans. Without the prior written consent of FFCA, ARHC will not be released from any obligation for payment or indemnification under the Loan Documents pertaining to the ARHC Retained Loans regardless of whether such obligation arises or accrues prior to or subsequent to the RTM Closing and regardless of whether RTMOC has assumed the obligations of ARHC under such Loan Documents as contemplated by Section 4(x) below.

                  Simultaneously with the Transfers, subject to execution and delivery of this Agreement by FFCA and the other parties hereto and the satisfaction or waiver of the conditions contained in Section 1 hereof, AROC will assign, and RTMOC will assume, pursuant to a separate instrument for each Site, all obligations of AROC arising and accruing from and after the date of the RTM Closing under the applicable ARDC Loans and/or under any of the Loan Documents pertaining thereto (including, without limitation, the ARDC Leases and the ARDC Equipment Leases) pursuant to an instrument of assignment and assumption or such other documentation as is reasonably required by and is reasonably acceptable to FFCA (each, an "AROC Assignment and Assumption"), and thereupon AROC will be released and discharged from all obligations under such ARDC Loans and the Loan Documents related thereto (including, without limitation, the ARDC Leases and the ARDC Equipment Leases) that arise and accrue from and after the date of the RTM Closing (except that AROC will not be released from any payment obligation under the Loan Documents that arose or accrued and was due and payable prior to the date of the RTM Closing and any obligation for indemnification under the Loan Documents in respect of third party claims that are based on facts and circumstances occurring prior to the date of the RTM Closing) (the "AROC Release").

                  The Collateral with respect to the ARHC Retained Loans will be transferred to RTMOC in connection with the Transfers but such loans will not be assumed by RTMOC. The Collateral with respect to the Retained Restaurant Loans will not be transferred to RTMOC in connection with the Transfers but will instead will be operated by RTMOC under the Operating Agreement and will be transferred to RTMOC at such time as FFCA shall have received satisfactory evidence that all necessary landlord consents to such transfer shall have been obtained, and at such time RTMOC shall assume all of ARHC's obligations under such Retained Restaurant Loan arising and accruing from and after the date of the RTM Closing pursuant to documentation in form and substance reasonably satisfactory to FFCA and ARHC shall be released from its obligations under such Retained Restaurant Loans and the





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                                                                               7

Loan Documents related thereto that arise and accrue from and after the date of such transfer (except that ARHC will not be released from any payment obligation under the Loan Documents that arose or accrued and was due and payable prior to the date of such transfer and any obligation for indemnification under the Loan Documents in respect of third party claims that are based on facts and circumstances occurring prior to the date of such transfer).

                  Simultaneously with the Transfers, subject to the execution and delivery of this Agreement by FFCA and the other parties hereto and the satisfaction or waiver of the conditions contained in Section 1 hereof, ARDC will assign, and RTMDC will assume, pursuant to a separate instrument for each Site, all obligations of ARDC arising and accruing from and after the date of the RTM Closing under the applicable ARDC Loans or any of the Loan Documents pertaining thereto and the ARDC Leases and the ARDC Equipment Leases pursuant to an instrument of assignment and assumption or such other documentation as is required by and is acceptable to FFCA (each, an "ARDC Assignment and Assumption"), and thereupon ARDC will be released and discharged from all obligations under such ARDC Loans and the Loan Documents related thereto that arise and accrue from and after the date of the RTM Closing (except that ARDC will not be released from any payment obligation under the Loan Documents that arose or accrued and was payable prior to the date of the RTM Closing and any obligation for indemnification under the Loan Documents in respect of third party claims that are based on facts and circumstances occurring prior to the date of the RTM Closing) (the "ARDC Release").

                  Simultaneously with the Transfers, subject to execution and delivery of this Agreement by FFCA and the other parties hereto and satisfaction or waiver of the conditions contained in Section 1 hereof, Arby's will assign to its parent and its parent will assume and immediately thereafter assign to ARHC or AROC, which will assume and immediately thereafter assign to RTMOC, and RTMOC will assume, pursuant to a separate instrument for each Sale-Leaseback Site, all Sale-Leaseback Obligations of Arby's arising and accruing from and after the date of the RTM Closing under the applicable Sale-Leaseback Documents pursuant to an instrument of assignment and assumption or such other documentation as is required by and is acceptable to FFCA (each, a "Sale-Leaseback Assignment and Assumption").

                  Simultaneously with the Transfers, subject to execution and delivery of this Agreement by FFCA and the other parties hereto and satisfaction or waiver of the conditions contained in Section 1 hereof, Arby's will assign to its parent and its parent will assume and immediately thereafter assign to ARHC or AROC, which will assume and immediately thereafter assign to RTMOC, and RTMOC will assume pursuant to a separate instrument for each Pension Site, all Pension Obligations of Arby's arising and accruing from and after the date of the RTM Closing under the applicable Pension Documents pursuant to an instrument of assignment and assumption or such other documentation as is required by and is acceptable to FFCA (each, a "Pension Assignment and Assumption").




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                                                                               8

                  The ARDC Assignments and Assumptions, the ARHC Assignments and Assumptions, the AROC Assignments and Assumptions, the Sale-Leaseback Assignments and Assumptions and the Pension Assignments and Assumptions are referred to collectively as the "Assignments and Assumptions"). The ARDC Releases, the ARHC Releases and the AROC Releases are referred to collectively herein as the "Releases." The Releases will be effected pursuant to both a separate instrument for each applicable Site and a single instrument for all applicable Sites.

                  Triarc, Arby's, ARDC, AROC, ARHC, RTMOC, RTMDC, Holdco, Parent, RTMM and RTM have requested that FFCA consent and agree to the RTM Sale, the Transfers, the Assignments and Assumptions and the Releases, and FFCA, having all requisite authority, is willing to consent and agree to all of the foregoing and to grant releases on the terms and conditions set forth herein. In addition to the documents to be executed and delivered as described above, Triarc, ARDC, AROC, ARHC, Arby's, RTMOC, RTMDC, RTM, RTMM, Parent and FFCA, as applicable, will execute and deliver such other documents as are contemplated by Sections 1, 3 and 4, including, without limitation, certain new license agreements and collateral assignments of license agreements, certain terminations of license agreements, consents to collateral assignments of license agreements, certain terminations of Guaranties, the New Triarc Guaranties (as defined in Section 3), and certain guaranties with respect to the ARHC Loans and the ARDC Leases and the ARDC Equipment Leases and collateral assignments of such guaranties with respect to the ARDC Leases and the ARDC Equipment Leases.

                  ACCORDINGLY, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

                  1. Conditions to Effectiveness; Effective Time. The consents, waivers, amendments, agreements, terminations and releases contained in this Agreement are hereby made and granted by FFCA and the other parties to this Agreement, but the same are subject to, and shall become effective only upon (the "Effective Time"), the satisfaction of the following conditions, which are for the benefit of, and may be waived by, FFCA:

                           (i) the Certificate of Incorporation of RTMDC shall have been amended in a manner reasonably satisfactory to FFCA;

                           (ii) RTMOC and ARHC shall have executed and delivered a separate ARHC Assignment and Assumption with respect to each of the ARHC Loans (other than (a) each of the ARHC Retained Loans, except that RTMOC and ARHC shall have executed and delivered a separate ARHC




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                                                                               9

         Assignment and Assumption with respect to the Assumed ARHC Retained Loan, and (b) each of the Retained Restaurant Loans), in form and substance reasonably satisfactory to FFCA;

                           (iii) RTMOC and AROC shall have executed and delivered a separate AROC Assignment and Assumption with respect to each of the AROC Leases, in form and substance reasonably satisfactory to FFCA;

                           (iv) RTMDC and ARDC shall have executed and delivered a separate ARDC Assignment and Assumption with respect to each of the ARDC Loans, the ARDC Leases and the ARDC Equipment Leases, all in form and substance reasonably satisfactory to FFCA;

                           (v) RTM shall have executed and delivered a separate Guaranty of RTMOC's obligations to RTMDC under each of the ARDC Leases and ARDC Equipment Leases assumed pursuant to the corresponding AROC Assignment and Assumption, and each such Guaranty shall have been collaterally assigned pursuant to a separate instrument by RTMDC to FFCA, all in a form substantially identical to the AROC Lease Guaranties executed by Triarc and the collateral assignments of same and otherwise reasonably satisfactory to FFCA and Triarc;

                           (vi) RTM shall have executed and delivered a separate Guaranty of RTMOC's obligations under each of the ARHC Notes and ARHC Equipment Notes and related Loan Documents assumed pursuant to the corresponding ARHC Assignment and Assumption, in a form substantially identical to the ARHC Debt Guaranties executed by Triarc and otherwise reasonably satisfactory to FFCA and Triarc (and RTM hereby acknowledges that the AROC Lease Guaranties are being terminated as contemplated by
         Section 3(v) below), in form and substance reasonably satisfactory to FFCA and Triarc;

                           (vii) FFCA shall have received evidence reasonably satisfactory to it of receipt of all necessary third party consents from ground lessors to effect the Assignments and Assumptions (except with respect to the Retained Restaurants);

                          (viii) Triarc shall have executed and delivered the New Triarc Guaranties and an amendment and restatement of each of the ARHC Debt Guaranties (collectively, the "Triarc Guaranties"), all in form and substance reasonably satisfactory to FFCA;

                           (ix) Arby's and RTMOC shall have executed and delivered the New Licenses (as hereinafter defined) and RTMOC shall have executed and delivered a collateral assignment of each of the New Licenses in favor of




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                                                                              10

         RTMDC or FFCA, as applicable, and RTMDC, to the extent applicable shall have executed and delivered a Collateral Assignment of each such collateral assignment granted to it for the benefit of FFCA, which collateral assignments shall have been consented to by Arby's, all in form and substance reasonably satisfactory to FFCA;

                           (x) RTM and Triarc each shall have executed and delivered a Royalties Payment Agreement with respect to the obligations of RTMOC under the New Licenses corresponding to the ARDC Loans and the ARHC Loans (the "Royalties Payment Agreements"), in a form substantially identical to the AROC Royalties Payment Agreement executed and delivered by Triarc and otherwise reasonably satisfactory to FFCA and Triarc;

                           (xi) RTMOC and ARHC shall have executed and delivered the Operating Agreement with respect to the Retained Restaurants, in form and substance reasonably satisfactory to FFCA;

                           (xii) the representations and warranties of each party (other than FFCA) contained in this Agreement or any document or instrument expressly contemplated in this Agreement to be delivered in connection herewith shall be true and correct in all material respects as of such date as if made on such date (except for any representation and warranty expressly made as of an earlier date);

                           (xiii) FFCA shall have received the confirmation by Duff & Phelps of the rating assigned to the Securitization after giving effect to the completion of the Transfers and the execution and delivery of the Assignments and Assumptions and the Releases as contemplated in this Agreement;

                           (xiv) FFCA shall have received endorsements to each of the loan policies of title insurance issued to the Lender or Acquisition, as applicable, with respect to each of the ARDC Loans and the ARHC Loans, which endorsements shall date down the effective date of each such policy through the Effective Time, and insure the continued first priority of the liens granted in favor of the Lender or Acquisition, as applicable, pursuant to the instruments insured by such policies, without exception for any matters not originally shown in such policies unless approved by Lender or Acquisition, as applicable, which approval shall not be unreasonably withheld, delayed or conditioned;

                           (xv) FFCA shall have received UCC search results reasonably satisfactory to FFCA evidencing the continued first priority of the liens granted to Franchise Finance, Acquisition or the Lender, as applicable, in personal property of ARDC, ARHC or AROC, as applicable, pursuant to the Loan Documents;





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                           (xvi) FFCA shall have received opinions of counsel to
         each of the other parties to this Agreement (and at their sole cost and expense) in form and substance reasonably satisfactory to FFCA with respect to the matters addressed in Section 5(iii) of this Agreement;

                           (xvii) each of the Pension Leases and the Sale-Leaseback Leases shall have been amended in form and substance reasonably acceptable to FFCA to include references to the applicable New Licenses (as defined in Section 3(iii));

                           (xviii) RTMOC shall have entered into a New License with Arby's with respect to each of the Sale-Leaseback Sites and Pension Sites;

                           (xix) RTMOC and RTM shall have entered into a management services agreement pertaining to certain services as specified therein, and RTMOC and RTMM shall have entered into a management services agreement pertaining to certain services as specified therein, with respect to the Sites, the Sale-Leaseback Sites and the Pension Sites, which management services agreements (collectively, the "Management Service Agreements") shall be in form and substance reasonably satisfactory to FFCA;

                           (xx) FFCA shall have received from or on behalf of the other parties to this Agreement such other documents, legal opinions and other instruments as FFCA shall reasonably require, including, without limitation, UCC financing statements, all in form and substance reasonably satisfactory to FFCA, which documents, legal opinions and other instruments shall be delivered at the sole cost and expense of the parties to this Agreement other than FFCA; and

                           (xxi) Notation shall have been made on the deeds or other instruments conveying the Sites related to the ARHC Retained Loans and the bills of sale conveying the Equipment corresponding to such Sites that such assets shall be subject to the Deeds of Trust and Equipment Security Agreements (and related UCC-1 Financing Statements) encumbering such Sites.

                  If the RTM Closing does not occur on the same day as FFCA indicates that the foregoing conditions have been satisfied or waived, the consents, amendments, agreements, terminations and releases contained in this Agreement shall be null and void and of no force and effect.

                  2. Consent. (a) Effective as of the Effective Time and subject to the satisfaction or waiver of each of the conditions set forth in Section 1 hereof, FFCA hereby consents and agrees to, and, only as to the transactions specifically





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
described in this Agreement, waives any provisions of the Loan Documents to the extent necessary to permit, the following:

                           (i) the consummation of the Transfers and the RTM
         Sale;

                           (ii) the consummation of the ARHC Assignments and Assumptions, including without limitation, the assignment by ARHC to, and the assumption by RTMOC of, all of ARHC's rights and obligations under (a) the ARHC Notes, (b) the ARHC Equipment Notes, (c) the ARHC Deeds of Trust, and (d) the ARHC Equipment Security Agreements;

                           (iii) the consummation of the AROC Assignments and Assumptions, including without limitation, the assignment by AROC to, and the assumption by RTMOC of, all of AROC's rights and obligations under (a) the ARDC Leases and (b) the ARDC Equipment Leases;

                           (iv) the consummation of the ARDC Assignments and Assumptions, including without limitation, the assignment by ARDC to, and the assumption by RTMDC of, all of ARDC's rights and obligations under (a) the ARDC Notes, (b) the ARDC Equipment Notes, (c) the ARDC Deeds of Trust, (d) the ARDC Equipment Security Agreements, (e) the ARDC Leases and (f) the ARDC Equipment Leases;

                           (v) the consummation of the Sale-Leaseback
         Assignments and Assumptions, including, without limitation, the assignment by Arby's to, and the assumption by RTMOC of, all of Arby's rights and obligations under the Sale-Leaseback Documents;

                           (vi) the consummation of the Pension Assignments and Assumptions, including, without limitation, the assignment by Arby's to, and the assumption by RTMOC of, all of Arby's rights and obligations under the Pension Documents;

                           (vii) the terminations of certain agreements referred to in Section 3; and

                           (viii) the consummation of the transfer to RTMOC of all of the Assets comprising any Retained Restaurant, and the assignment by ARHC to RTMOC, and the assumption by RTMOC, of all obligations of ARHC under the applicable Loan Documents relating to the corresponding Retained Restaurant Loans, upon receipt by FFCA of evidence to its reasonable satisfaction that all necessary landlord consents to such transfer have been obtained.

                           (b) Effective as of the Effective Time, each of ARDC,
ARHC, AROC, Arby's and Triarc hereby consents and agrees to the events described in the preceding subsection (a), the releases and terminations described in
Section 3, the further agreements described in Section 4 and the events otherwise described in the Preliminary Statements of this Agreement. Triarc acknowledges and agrees to its obligations under the Triarc Guaranties and the Royalties Payment Agreement, and acknowledges and agrees that it has not been released as to its payment obligations under the AROC Lease Guaranties which arose or accrued and were due and payable before the date of the RTM Closing and any obligation for indemnification under the AROC Lease Guaranties in respect of third party claims that are based on facts and circumstances occurring prior to the date of the RTM Closing.

                           (c) Effective as of the Effective Time, each of RTM,
RTMOC, RTMDC, RTMM, Parent and Holdco hereby consents and agrees to the events described in the preceding subsection (a), the releases and terminations described in Section 3, the further agreements described in Section 4 and the events otherwise described in the Preliminary Statements of this Agreement.

                   3. Releases and Terminations. Effective as of the Effective Time and subject to the satisfaction or waiver of the conditions contained in Section 1 hereof:

                                    (i) FFCA and ARHC, ARDC and AROC agree to
         deliver to each other appropriate instruments (a separate instrument for each of the Sites and one instrument for all of the Sites (other than with respect to the Retained Restaurants Loans and the ARHC Retained Loans)) in a form reasonably satisfactory to FFCA and ARHC, ARDC and AROC, effecting the Releases and the release of FFCA from all obligations to ARHC, ARDC and AROC under the Loan Documents which arise or accrue from and after the date of the RTM Closing;

                                    (ii) FFCA and ARHC agree that, upon receipt
         of evidence reasonably satisfactory to FFCA that all necessary landlord consents required to transfer to RTMOC the Assets comprising a Retained Restaurant have been obtained, to execute and deliver to each other appropriate instruments for each of the subject Sites in a form reasonably satisfactory to FFCA and ARHC releasing each other from their respective obligations under the promissory notes and the other Loan Documents relating to such Retained Restaurant Loan which arise or accrue from and after the date of such transfer (except that ARHC shall not be released from any payment obligation under the Loan Documents pertaining to such Retained Restaurant Loan that arose or accrued and was due and payable prior to the date of such transfer and any obligations under such Loan Documents in respect of third party claims that are based on facts and circumstances occurring prior to the date of such transfer;

                                    (iii) FFCA agrees that upon the consummation
         of the Assignments and Assumptions, and the execution and delivery by RTMOC and Arby's of license agreements as provided in Section 5.12 of the RTM Purchase Agreement (the "New Licenses") and the satisfaction or waiver of all of the conditions specified in Section 1, the ARHC License Agreements and the ARDC License Agreements (other than with respect to the Retained Restaurants) shall be terminated and cancelled and be of no further force or effect (the "License Agreement Termination") and the Collateral Assignments (other than with respect to the Retained Restaurants, until such time as such Retained Restaurant is transferred to RTMOC as contemplated herein) shall be terminated and cancelled and be of no further force and effect;

                                    (iv) FFCA agrees that upon the consummation
         of the Assignments and Assumptions and the satisfaction or waiver of all of the conditions specified in Section 1, the AROC Management Agreement and the ARHC Management Agreement (other than with respect to the Retained Restaurants, until such time as such Retained Restaurant is transferred to RTMOC as contemplated herein) may be terminated and cancelled and be of no further force and effect (the "Management Agreement Termination");

                                    (v) FFCA agrees that upon the consummation
         of the Assignments and Assumptions, and upon the execution and delivery by Triarc of the Royalties Payment Agreement as contemplated by Section 2(x) and the satisfaction or waiver of all the conditions specified in
         Section 1, the obligations of Triarc under the AROC Royalties Payment Agreement and the ARHC Royalties Payment Agreement shall be terminated and cancelled and be of no further force and effect (the "Royalties Payment Agreement Termination");

                                    (vi) FFCA agrees that upon the consummation
         of the Assignments and Assumptions, and upon the execution and delivery by Triarc of an Unconditional Guaranty of Payment and Performance (the "New Triarc Guaranties") with respect to each ARDC Note and ARDC Equipment Note (substantially in the form of the ARHC Debt Guaranties and otherwise reasonably satisfactory to FFCA and Triarc) and the satisfaction or waiver of all of the conditions specified in Section 1, the obligations of Triarc under the AROC Lease Guaranties which arise and accrue from and after the date of the RTM Closing shall be terminated and cancelled and be of no further force or effect (the "AROC Lease Guaranties Termination"), except that Triarc shall not be released from any payment obligation under the AROC Lease Guaranties that arose or accrued and was due and payable prior to the date of the RTM Closing and any obligations for indemnification under the AROC Lease Guaranties in respect of third party claims that are based on facts and circumstances occurring prior to the date of the RTM Closing;

                                    (vii) RTMOC agrees that, upon the
         satisfaction or waiver of all the conditions specified in Section 1, it shall comply with the provisions of Sections 10.B., 10.C., 10.D., 10.E., 10.F., 10.G., 10.I., 10.J. and 10.K. of the ARHC Loan Agreements with respect to each ARHC Retained Loan and Retained Restaurant Loan.

                  4.       Further Agreements.

                           (i) Effective as of the Effective Time and subject to
the satisfaction or waiver of the conditions set forth in Section 1 hereof, FFCA agrees:

                                    (a) to consent to the execution and delivery
         by Triarc of an amendment and restatement of each of the ARHC Debt Guaranties in form and substance mutually satisfactory to FFCA and Triarc;

                                    (b) (x) to deliver to Triarc simultaneously
         with, and in the same manner as, delivery to, or receipt from, RTMOC, RTMDC or RTM, as applicable, written notice of any breach, default or event of default under any of the Loan Documents, and (y) that no notice from FFCA shall constitute a notice of default under any Loan Document or shall commence the running of any applicable cure or grace period unless and until such notice is received by Triarc;

                                    (c) with respect to the Retained Restaurant
         Loans and ARHC Retained Loans, (x) to deliver to RTM simultaneously with, and in the same manner as delivery from, ARHC or Triarc, as applicable, written notice of any breach, default or event of default under any of the Loan Documents pertaining to such loans and (y) that no notice from FFCA shall constitute a notice of default under any Loan Document pertaining to such loans or commence the running of any applicable cure or grace period unless and until such notice is received by RTM;

                                    (d) to permit Triarc or any of its
         affiliates to cure any default or event of default arising under any of the Loan Documents; provided that it is understood that any such right to cure will not increase the applicable cure period under the Loan Documents;

                                    (e) to permit RTM or any of its affiliates
         to cure any default or event of default arising under any of the Loan Documents pertaining to the ARHC Retained Loans; provided that it is understood that any such right to cure will not increase the applicable cure period under the applicable Loan Documents;

                                    (f) to make no further loans or advances
         under any of the Loan Documents without the prior written consent of Triarc (and, in the case of loans and advances with respect to an ARHC Retained Loan, the prior written consent of RTM) except that FFCA's rights to make advances under the Loan Documents as are contemplated by such Loan Documents to protect its rights in the collateral thereunder shall not be limited or affected in any manner;

                                    (g) (x) not to amend any provision of any of
         the Loan Documents (or any documents executed by RTMOC, RTMDC or RTM in replacement of any of such documents or otherwise in connection with the ARDC Loans, ARDC Leases or ARHC Loans) without Triarc's prior written consent, in the case of any amendment that (A) increases the rate of interest or changes the amount of rental payments or time for payment of principal, rent or interest on any of the ARHC Loans, ARDC Leases or ARDC Loans (collectively, the "FFCA Obligations"), or (B) changes the principal amount or timing of scheduled payments of any of the FFCA Obligations, or (C) adds provisions that subordinate the FFCA Obligations to any other obligations of any person; and (y) not to amend any other provision of the Loan Documents (or any documents executed by RTMOC, RTMDC or RTM in replacement of any such documents or otherwise in connection with the ARDC Loans, ARDC Leases or ARHC Loans) without Triarc's prior written consent, which consent shall be deemed given by Triarc if it shall fail to deliver to FFCA written objection to any proposed amendment within 20 days after receipt of documentation containing the proposed form of such amendment and which consent shall not be unreasonably withheld (except that, such consent may be given or withheld by Triarc in its sole discretion in the case of any amendment that is reasonably likely to increase the amount of Triarc's (or its successor's or assign's) liability under, or that is reasonably likely to increase the likelihood that a claim will be made against such person under, the Triarc Guaranties, the Royalties Payment Agreement, any other Loan Document or any of its other obligations in respect of the FFCA Obligations);

                                    (h) (x) not to amend any provision of any of
         the Sale-Leaseback Documents or Pension Documents (or any documents executed by RTMOC or RTM in replacement of any such documents or otherwise in connection with the Sale-Leaseback Obligations or Pension Obligations) without Arby's prior written consent, in the case of any amendment that (A) increases the rate of interest, or changes the amount of rental payments or time for payment of principal, rent or interest on any of the Sale-Leaseback Obligations or Pension Obligations (collectively, the "Arby's FFCA Obligations"), or (B) changes the principal amount or timing of scheduled payments of any of the Pension Loan Obligations, or (C) adds provisions that subordinate the Arby's FFCA Obligations to any other obligations of any person; and
         (y) not to amend any other provision of any of the Sale-Leaseback Documents or Pension Documents (or any documents executed by RTMOC or RTM in replacement of any such documents or otherwise in connection with the Sale-Leaseback Obligations or Pension Obligations) without Arby's prior written consent, which consent shall be deemed given by Arby's if it shall fail to deliver to FFCA written objection to any proposed amendment within 20 days after receipt of documentation containing the proposed form of such amendment and which consent shall not be unreasonably withheld (except that, such consent may be given or withheld by Arby's in its sole discretion in the case of any amendment that is reasonably likely to increase the amount of Arby's (or its successor's or assign's) liability under, or that is reasonably likely to increase the likelihood that a claim will be made against such person under, the Sale-Leaseback Documents or the Pension Documents or any of its other obligations in respect of the Arby's FFCA Obligations);

                                    (i) not to amend any provision contained in
         any Guaranty or Royalties Payment Agreement made by RTM or its assigns in connection with the ARHC Loans, ARDC Loans, ARDC Leases, Sale-Leaseback Obligations or Pension Obligations without Triarc's prior written consent;

                                    (j) without the prior written consent of
         Triarc and RTM, not to consent to the release of any obligor under the Loan Documents or Pension Loan Documents, as applicable or any collateral from the liens created by the Loan Documents or Pension Loan Documents, as applicable other than pursuant to the terms of such documents as currently in effect or pursuant to this Agreement or to consent to the granting of any consensual lien on any of the collateral securing the obligations under the Loan Documents or the Pension Loan Documents; and

                                    (k) without the prior written consent of
         Arby's, not to consent to the release of any obligor under the Sale-Leaseback Documents or Pension Leases other than pursuant to the terms of such documents as currently in effect or pursuant to this Agreement.

                           (ii) Simultaneously with the execution and delivery
of this Agreement, FFCA agrees to deliver to ARDC, ARHC, AROC, Arby's, Triarc, RTMOC, RTMDC or their designees an opinion of counsel in form and substance reasonably satisfactory to the person requesting the same with respect to the matters addressed in Section 5(i) and (ii)(a) and (b) hereof.

                           (iii) Subject to the limitations set forth in Section
13, the parties to this Agreement (other than FFCA) agree, jointly and severally, to pay or reimburse FFCA for all transaction fees and expenses to the extent paid by or invoiced to FFCA as a result of the Transfers, the Assignments and Assumptions, the Releases and the other matters contemplated by this Agreement, whether incurred before, on or after the RTM Closing, including without limitation, transfer taxes, recording and filing fees, documentary stamp taxes, escrow fees, reasonable attorneys fees and expenses and the cost of title insurance endorsements.

                           (iv) RTM and RTMM hereby agree that until all
obligations under the ARHC Loans, ARDC Loans, Sale-Leaseback Obligations and Pension Obligations (collectively, the "Senior Obligations") shall have been indefeasibly repaid in full, upon the occurrence and during the continuance of an event of default under any of the Loan Documents, the Sale-Leaseback Documents or the Pension Documents, its right to collect and receive any payments under the applicable Management Service Agreement shall be, and hereby are, subordinated to the payment in full of the Senior Obligations. If any amount shall be collected and received by RTM or RTMM in violation of the foregoing, such amount shall be held by RTM or RTMM, as applicable, in trust for FFCA and shall forthwith upon receipt be turned over to FFCA in the exact form received, to be applied against the Senior Obligations. Notwithstanding the foregoing, neither RTM nor RTMM shall be obligated to continue to provide their respective management services to RTMOC at any time on terms that they are not being paid for such services on a current basis in accordance with the terms of the applicable Management Services Agreement. Notwithstanding the foregoing, FFCA acknowledges and agrees that (a) at all times other than after the occurrence and during the continuance of such an event of default, RTM and RTMM may collect and retain all payments received under the Management Services Agreement and (b) RTM and RTMM may grant to Triarc and its affiliates as security in all of their rights under the applicable Management Services Agreements and upon a foreclosure upon such security interests, Triarc or its affiliates may receive and retain such payments, but Triarc acknowledges and agrees that its rights to so receive and retain such payments shall be subject to this Section 4(iv).

                           (v) ARDC, ARHC, AROC, Arby's and Triarc hereby agree,
so long as any obligations remain outstanding under the ARDC Loans, that such persons, whether acting alone or in concert, shall not exercise any right of subrogation, indemnity or reimbursement, or make any other claim, against RTMDC. Each of RTM, RTMM, RTMOC and Parent hereby acknowledge and agree that nothing in this Section 4(v) shall in any way diminish or constitute a defense against any obligation of such party to indemnify and hold Triarc and its affiliates harmless against, or otherwise be liable for, any Losses (as defined in the Stock Purchase Agreement) incurred by them based upon, arising out of or otherwise in respect of the operation of RTMDC from and after the date of the RTM Closing.

                           (vi) ARHC hereby agrees that until (i) all
obligations under the ARHC Retained Loans are paid in full and (ii) all obligations under the Retained Restaurant Loans are paid in full or assumed by RTMOC upon receipt of necessary consents to the transfer of the collateral related thereto as contemplated herein, it will not effect a liquidation or dissolution of ARHC.





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

                           (vii) Without Triarc's prior written consent, RTMDC,
RTMOC, Holdco and Parent hereby agree that they shall not amend, and FFCA agrees that it shall not consent to any amendment of, Section 3, 6, 8, 9, 10, 11, 12 or 13 of the Restated Certificate of Incorporation of RTMDC as in effect on the date hereof.

                           (viii) FFCA hereby waives, with Triarc's consent, any
requirement in any of the Loan Documents, Pension Documents or Sale-Leaseback Documents that RTMOC, RTMDC or RTM deliver audited financial statements to FFCA in respect of their fiscal years ended May 1997.

                           (ix) It is understood and agreed by the parties that
the term "arise and accrue from and after the date of the RTM Closing" or another specified date, or any variation thereof, when used in this Agreement or any Release delivered pursuant hereto, shall include all obligations that become due and payable on and after such specified date (notwithstanding the fact that the obligation to make such payment arose or was accrued prior to such date).

                           (x) (a) The parties hereto acknowledge and agree that, upon satisfaction or waiver of all of the conditions specified in
         Section 1, ARHC shall convey each of the Sites and the Equipment corresponding to the ARHC Retained Loans to RTMOC (the "Conveyances") subject to the corresponding Deeds of Trust and Equipment Security Agreements (and the related UCC-1 Financing Statements) but the corresponding ARHC Loans will not be assumed by RTMOC (except as may be required in the future by Section 4(x)(d) or (f) and except for the Assumed ARHC Retained Loan) RTMOC agrees with and for the benefit of FFCA that from and after such conveyances, it shall:

                                   (i) comply with and perform each of the
         covenants of ARHC under the Loan Documents applicable to such ARHC Retained Loans (other than the covenant to make payment of principal and interest under such Loan Documents), including, without limitation, the covenants set forth in Section 10 of the ARHC Loan Agreement,
         Article II of the Deeds of Trust corresponding to such ARHC Retained Loans and Section 3 of the Equipment Security Agreements corresponding to such ARHC Retained Loans; and

                                    (ii) comply with and perform each of the
         provisions of Article III of the Deeds of Trust and Section 3.7 of the Equipment Security Agreements corresponding to such ARHC Loans, including, without limitation, applying the proceeds of all casualties and condemnations affecting the Sites and Equipment corresponding to such ARHC Retained Loans in accordance with the terms and conditions of such Article III and Section 3.7.

                                    (b)     ARHC, ARDC, AROC, Arby's and Triarc
         stipulate and agree for the benefit of FFCA not to assert any claims, counterclaims, offsets or defenses to the performance of ARHC's obligations under the Loan Documents pertaining to the ARHC Retained Loans that are not otherwise available to them (without giving effect to the Conveyances but after giving effect to all written waivers made by such persons) that arise solely as a result of:

                                             (i) the conveyance of the Sites and
         Equipment corresponding to such ARHC Retained Loans to RTMOC;

                                             (ii) the ownership, use, operation
         and maintenance of the Sites and Equipment corresponding to such ARHC Retained Loans by RTMOC, including, without limitation, the compliance by RTMOC with the terms and conditions of this Section; or

                                             (iii) any failure, omission, delay
         or lack on the part of FFCA to enforce, assert or exercise any provision of the Loan Documents pertaining to the ARHC Retained Loans, including any right, power or remedy conferred on FFCA in any of such Loan Documents or any action on the part of FFCA granting indulgence or extension in any form, and agree that such failure, omission, delay or inaction shall not diminish, impair or limit the obligations of ARHC under such Loan Documents.

ARHC, ARDC, AROC, Arby's and Triarc further stipulate and agree for the benefit of FFCA not to contest the validity or enforceability of any provision of this Agreement or any of the Loan Documents pertaining to the ARHC Retained Loans or the validity or perfection of any lien upon the Sites or Equipment related to such ARHC Retained Loans.

                                    (c)     RTM, RTMOC, RTMDC, RTMM, Parent and
         Holdco stipulate and agree for the benefit of FFCA (i) not to assert any defense to the exercise and enforcement by FFCA of its rights and remedies under the Loan Documents pertaining to the ARHC Retained Loans, including, without limitation, the commencement and prosecution to completion of a nonjudicial or a judicial foreclosure action or the appointment of a receiver; and (ii) that the first priority of the liens of the Deeds of Trust and Equipment Security Agreements (and related UCC-1 Financing Statements) corresponding to such ARHC Retained Loans shall not be affected or impaired by reason of the happening from time to time of the following, all without notice to, or the further consent of, RTM, RTMOC, RTMDC, RTMM, Parent and Holdco (except as otherwise expressly provided in this Agreement): (1) the waiver by FFCA of the observance or performance by ARHC of any of the obligations, undertakings, conditions or other provisions contained in any of the Loan Documents pertaining to the ARHC Retained Loans; (2) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Loan Documents pertaining to the ARHC Retained Loans;
         (3) the modification or amendment (whether material or otherwise) or any of the obligations of ARHC under, or any other provisions of, any of the Loan Documents pertaining to the ARHC Retained Loans; (4) the taking or the omission of any of the actions referred to in any of the Loan Documents pertaining to the ARHC Retained Loans (including, without limitation, the giving of any consent referred to therein); and
         (5) any failure, omission, delay or lack on the part of FFCA to enforce, assert or exercise any provision of the Loan Documents pertaining to the ARHC Retained Loans, including any right, power or remedy conferred on FFCA in any of such Loan Documents or any action on the part of FFCA granting indulgence or extension in any form.

                                    (d) If, at any time subsequent to the
         Effective Time, (i) FFCA elects to include one or more of the ARHC Retained Loan in one or more securitizations, and the written opinion of outside counsel to FFCA or the advice of FFCA's underwriter with respect to such securitization is that RTMOC must assume as co-obligor the obligations of ARHC under the ARHC Retained Loans in order for such ARHC Retained Loans to be included in such securitization, or (ii) FFCA receives a written opinion of outside counsel to FFCA that RTMOC must assume as co-obligor the obligations of ARHC under the ARHC Retained Loans in order for FFCA to meet or satisfy any legal requirement applicable to FFCA, ARHC shall, upon receipt of notice from FFCA, assign to RTMOC and RTMOC shall assume from ARHC as co-obligor, all of the obligations of ARHC arising and accruing under the Loan Documents pertaining to the ARHC Retained Loans to be included in such securitization or to meet or satisfy any legal requirement applicable to FFCA; provided, however, notwithstanding such assignment and assumption, ARHC and Triarc shall not be released from the respective obligations with respect to such Loan Documents. ARHC and RTMOC agree to execute a separate ARHC Assignment and Assumption with respect to each ARHC Retained Loan assumed by RTMOC, Triarc agrees to execute a separate New Triarc Guaranty with respect to each such ARHC Retained Loan, RTM agrees to execute a separate Guaranty of RTMOC's obligations under each such ARHC Retained Loan, and each of the parties to this Agreement agrees to execute such other documents with respect to such assignment and assumption as are consistent with the obligations being assumed and as are otherwise consistent with the documents executed pursuant to Section 1 (but without releasing or terminating any of the obligations of ARHC or Triarc with respect to such ARHC Retained Loans all in form substantially identical to those being executed and delivered on the date hereof with respect to the ARHC Loans that are not ARHC Retained Loans). All of the costs and expenses incurred by or on behalf of FFCA as a result of the preceding provisions shall be paid by the parties to this Agreement other than FFCA as contemplated by
         Section 4(iii).

                                    (e) The parties hereto acknowledge and agree
         for the benefit of FFCA that a breach of any of the stipulations, agreements, terms and conditions of Section 4(x) shall constitute an Event of Default under the ARHC Loan Agreement and the Loan Documents pertaining to the ARHC Retained Loans and shall entitle FFCA to immediately exercise its rights and remedies under such ARHC Loan Agreement and Loan Documents without the obligation to provide any of ARHC, ARDC, AROC, Arby's, Triarc, RTM or RTMOC with any notice, grace or cure rights (subject, in the case of Section 4(x)(a)(i) and (ii) to the cure periods applicable under the Loan Documents and in the case of
         Section 4(x)(d) and (f), to a ten day cure period after receipt of written notice by Triarc and RTM). The parties to this Agreement other than FFCA agree and acknowledge that a material inducement to FFCA entering into and performing the terms and conditions of this Agreement are the stipulations and agreements set forth in this Section 4(x).

                                    (f) If after time after the Effective Time
         FFCA is advised by Florida or Pennsylvania counsel that it is unable to deliver a written legal opinion in form and substance reasonably satisfactory to FFCA advising that RTMOC's failure to assume the ARHC Retained Loans will not materially impair FFCA's ability to proceed against the related collateral, FFCA shall notify ARHC and RTMOC, and ARHC shall assign, and RTMOC shall assume, the applicable ARHC Retained Loans with respect to the ARHC Sites in the applicable state in the manner provided in Section 4(x)(d) above.

                  5.       Representations and Warranties.

                           (i) Each of Franchise Finance, Acquisition, Servicer
and the Lender represents and warrants to the other parties hereto that:

                                    (a) it is a corporation duly organized,
         validly existing and in good standing under the laws of the State of Delaware with all corporate power and authority necessary to own, lease and operate its properties and carry on its business as now conducted and to execute, deliver and perform this Agreement;

                                    (b) all necessary corporate action has been
         taken on its part to authorize the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by it;

                                    (c) the authorization, execution, delivery
         and performance of this Agreement and the documents, instruments and agreements provided for herein will not result in any breach or default under any other document, instrument or agreement to which it is a party or by which it is subject or bound, except for any breach or default that would not





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                                                                              23

         have a material adverse effect on the business, properties or financial condition of any of the parties hereto or on the consummation of any of the transactions contemplated under this Agreement; and

                                    (d) this Agreement constitutes its legal,
         valid and binding obligations enforceable against it in accordance with its terms.

                           (ii) Servicer, in its capacity as Master Servicer and
Special Servicer under the P&S Agreement and the other applicable documents pertaining to the Securitization, represents and warrants to the other parties (other than Acquisition, Franchise Finance and the Lender) as follows with respect to the ARDC Loans, the ARHC Loans and the Pension Loan Obligations listed on the attached Schedule III hereto:

                                    (a) it has all requisite authority under the
         applicable documents relating to the Securitization and otherwise to execute, deliver and perform this Agreement and all documents to be delivered by it pursuant to this Agreement and no consent or approval is required under the documents relating to the Securitization or otherwise in connection therewith;

                                    (b) the consents, waivers, amendments,
         releases and terminations made by Servicer under this Agreement are binding and irrevocable on the Trust Fund, the Certificate Holders, any successor to Servicer as Master Servicer or Special Servicer under the Securitization and each other Person that has or may acquire any interest in the ARHC Loans, ARDC Loans or Pension Loan Obligations listed on the attached Schedule III hereto; and

                                    (c) Schedule III attached hereto is a true
         and complete list of all of the ARDC Loans, ARHC Loans and Pension Loan Obligations that have been conveyed to the Trust Fund and are included in the Securitization.

                  All representations and warranties of Franchise Finance, Acquisition, Servicer and the Lender made in this Agreement shall be and will remain true and complete in all material respects as of the Effective Time as if made and restated in full as of such Effective Time and shall survive the execution and delivery of the documents contemplated by this Agreement, including without limitation, those contemplated by Section 1.

                           (iii) Each party to this Agreement (other than FFCA)
represents and warrants to the other parties hereto that:

                                    (a) it is a corporation duly organized,
         validly existing and in good standing under the laws of its jurisdiction of incorporation (as set





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


                                                                              24

         forth in the introductory paragraph of this Agreement) with all corporate power and authority necessary to own, lease and operate its properties and carry on its business as now conducted and execute, deliver and perform this Agreement;

                                    (b) all necessary corporate action has been
         taken by it to authorize the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by it;

                                    (c) there are no suits, actions, proceedings
         or investigations pending or threatened against or involving it before any court, arbitrator, or administrative or governmental body which might reasonably result in any material adverse change in its business, properties or condition;

                                    (d) the authorization, execution, delivery
         and performance of this Agreement and the documents, instruments and agreements provided for herein will not result in any breach or default under any other document, instrument or agreement to which it is a party or by which it is subject or bound except where such breach or default would not have a material adverse effect on such party or the consummation of the transactions contemplated under the Agreement;

                                    (e) the authorization, execution, delivery
         and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order applicable to it, except for such violations that would not have a material adverse effect on such party or the consummation of the transactions contemplated under this Agreement; and

                                    (f) this Agreement constitutes the legal,
         valid and binding obligation of such entity, enforceable against such entity in accordance with its terms; and

                                    (g) except for those consents which have
         already been obtained and delivered in writing to FFCA or that pertain to a Retained Restaurant or the absence of which would not have a material adverse effect on its consolidated business, operations, assets or financial condition, no consent, license, permit, approval or authorization of any Person, entity or governmental authority is required in connection with its execution, delivery or performance of this Agreement.

                  Each of Arby's, ARDC, AROC ARHC and Triarc, severally and not jointly, further represent and warrant to FFCA that the representations and warranties made by such Person in the Loan Documents, the Sale-Leaseback Documents and the Pension Documents are true and correct in all material respects as of the date of this





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


                                                                             25

Agreement (except for such representations and warranties expressly made as of an earlier date). All representations and warranties of Arby's, ARDC, AROC, ARHC, Triarc, RTM, RTMOC, RTMDC, RTMM, Parent and Holdco made in this Agreement shall be and will remain true and complete in all material respects as of the Effective Time as if made and restated in full as of such Effective Time and shall survive the execution and delivery of the documents contemplated by this Agreement, including without limitation, those contemplated by this Agreement, including without limitation, those contemplated by Section 1.

                  6. Further Assurances. Each party agrees, any time and from time to time, at the reasonable request of any of the parties hereto, to promptly and duly execute, deliver, file and record any financing statement, specific assignment, instrument, document or other paper and take such further actions that may be necessary or desirable or that any of the parties hereto, may reasonably request, to effect the intent of the parties.

                  7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies; provided, however, the parties to this Agreement do not intend that the preceding choice of law provision modify or amend the choice of law provisions set forth in the Loan Documents, the Sale-Leaseback Documents, the Pension Documents or the documents evidencing the Securitization.

                  8. Specific Performance. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security.

                  9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall Constitute one and the same Agreement.

                  10. Entire Agreement; Reaffirmation. This Agreement, and the Schedules hereto, and the Loan Documents, Sale-Leaseback Documents, Pension Documents and other documents and instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any. This Agreement shall not constitute a waiver of any rights or remedies in respect of the ARDC Loans, ARHC Loans, Sale-Leaseback Documents or Pension Documents




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


                                                                              26

except as specifically provided herein, and, except to the extent of the (i) modifications to the Loan Documents, the Sale-Leaseback Documents and the Pension Documents specifically referenced in this Agreement, and (ii) waivers and consents expressly provided for in this Agreement, the Loan Documents, the Sale-Leaseback Documents and the Pension Documents are ratified and reaffirmed in all respects and are and shall remain in full force and effect.

                  11. Termination of Commitment Letter. Each of the parties to this Agreement agrees and acknowledges that effective as of the Effective Time that certain Commitment Letter dated May 1, 1995 between Franchise Finance and the Lender and ARDC and ARHC is terminated and of no further force and effect, including, without limitation, the obligations of Franchise Finance and the Lender to make any loans pursuant to such Commitment Letter.

                  12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall bind all current holders of any interest in the ARDC Loans, ARDC Leases, ARHC Loans, Sale-Leaseback Obligations or Pension Obligations and their successors in interest.

                  13. Indemnity. Triarc, ARDC, ARHC, AROC and Arby's, jointly and severally, shall indemnify and hold harmless FFCA and each of their shareholders, directors, officers, employees, Affiliates, trustees, successors and assigns from and against up to an aggregate of $200,000 of reasonable attorneys' fees and costs and associated professionals' fees and costs which are actually incurred by such indemnified persons as a result of claims, actions and/or proceedings by one or more Certificate Holders asserting losses incurred by such Certificate Holders as a result of the transactions described in this Agreement, including, without limitation, the Transfers, the Assignments and Assumptions and the Releases.




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                                                                              27

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                              FRANCHISE FINANCE CORPORATION OF
                                AMERICA

                              By: /s/ Dennis L. Ruben
                                  ------------------------------------------
                                  Name:  Dennis L. Ruben
                                  Title: Executive Vice President and
                                         General Counsel

                              FFCA ACQUISITION CORPORATION

                              By: /s/ Dennis L. Ruben
                                  ------------------------------------------
                                  Name:  Dennis L. Ruben
                                  Title: Executive Vice President and
                                         General Counsel

                              FFCA MORTGAGE CORPORATION

                              By: /s/ Dennis L. Ruben
                                  ------------------------------------------
                                  Name:  Dennis L. Ruben
                                  Title: Executive Vice President and
                                         General Counsel

                              FRANCHISE FINANCE CORPORATION
                              OF AMERICA, as Master Servicer and
                              Special Servicer

                              By: /s/ Dennis L. Ruben
                                  ------------------------------------------
                                  Name:  Dennis L. Ruben
                                  Title: Executive Vice President and
                                         General Counsel

                              ARBY'S RESTAURANT DEVELOPMENT
                              CORPORATION

                              By: /s/ Christine C. Marshall
                                  ------------------------------------------
                                  Name:  Christine C. Marshall
                                  Title: Vice President and Associate
                                         General Counsel




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                                                                              28


                              ARBY'S RESTAURANT HOLDING COMPANY

                              By:  /s/  Christine C. Marshall
                                   -----------------------------------------
                                   Name:  Christine C. Marshall
                                   Title: Vice President and Associate
                                          General Counsel

                              ARBY'S RESTAURANT OPERATIONS COMPANY

                              By:  /s/ Christine C. Marshall
                                   -----------------------------------------
                                   Name:  Christine C. Marshall
                                   Title: Vice President and Associate
                                          General Counsel

                              ARBY'S, INC.

                              By:  /s/ Christine C. Marshall
                                   -----------------------------------------
                                   Name:  Christine C. Marshall
                                   Title: Vice President and Associate
                                          General Counsel

                              TRIARC COMPANIES, INC.

                              By:  /s/ Stuart I. Rosen
                                   -----------------------------------------
                                   Name:  Stuart I. Rosen
                                   Title: Vice President and Secretary

                              RTM PARTNERS, INC.

                              By:  /s/  Philip G. Skinner
                                   -----------------------------------------
                                   Name:  Philip G. Skinner
                                   Title: Vice President

                              RTM, INC.

                              By:  /s/  Philip G. Skinner
                                   -----------------------------------------
                                   Name:  Philip G. Skinner
                                   Title: Vice President

                              RTM DEVELOPMENT COMPANY

                              By:  /s/ Stuart I. Rosen
                                   -----------------------------------------
                                   Name:  Stuart I. Rosen
                                   Title: Vice President and Secretary

                              RTM OPERATING COMPANY

                              By:  /s/ Stuart I. Rosen
                                   -----------------------------------------
                                   Name:  Stuart I. Rosen
                                   Title: Vice President and Secretary

                              RTM MANAGEMENT COMPANY, LLC

                              By:  RTM ENTERPRISES, INC., its
                                   Managing Member

                              By:  /s/  Philip G. Skinner
                                   -----------------------------------------
                                   Name:  Philip G. Skinner
                                   Title: Vice President

                              RTM HOLDING COMPANY, INC.

                              By:  /s/ Philip G. Skinner
                                   -----------------------------------------
                                   Name:  Philip G. Skinner
                                   Title: Vice President




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